UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)
Registrant’s telephone number, including area code (313) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 13, 2014, Covisint Corporation (“Covisint”) issued a press release announcing new guidance for its revenues for the fourth quarter of the 2014 fiscal year. A copy of the press release is furnished with the Report as Exhibit 99.1.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Removal of Chief Executive Officer
The Board of Directors has removed David A. McGuffie from the position of chief executive officer of Covisint, effective March 13, 2014. While Mr. McGuffie’s role with the Company is under consideration, the Company anticipates Mr. McGuffie to remain with the Company in an advisory role to the Company’s interim chief executive officer through June 30, 2014. Mr. McGuffie remains a director of Covisint.
Appointment of Interim Chief Executive Officer
Covisint’s Board of Directors appointed Samuel M. Inman, III, a current director of Covisint and former member of the Compensation Committee and Audit Committee, to serve as the interim chief executive officer of Covisint, effective March 13, 2014. Mr. Inman, age 63, has served as a director of Covisint since January, 2014. From April 2011 to the present, Mr. Inman has served as an independent consultant providing advice to the management and boards of directors of technology companies. From April 2008 through April 2011, Mr. Inman was President and CEO of Comarco Wireless Technologies, Inc. a technology company with extensive intellectual property for power adapter products. Mr. Inman has extensive experience in the management of technology companies including being CEO of Viking Components, Inc. and Centura Software Corporation. Mr. Inman has been a director of Comarco Wireless Technologies, Inc. (CMRO); Centura Software Corporation (CNTR); Objectshare, Inc. (OBJS).
Mr. Inman will serve as interim chief executive officer until the Board of Directors of Covisint hires a permanent chief executive officer. Covisint will pay Inman as an independent consultant at the rate of $40,000 per month, plus expenses, for each month he provides services as Covisint’s interim chief executive officer.
Change in Composition of the Audit Committee and Compensation Committee
In connection with Mr. Inman’s services as the interim chief executive officer of Covisint, he has resigned from both the Compensation Committee and the Audit Committee. Bernard Goldsmith has been appointed to the Compensation Committee in replacement of Mr. Inman, and Lawrence David Hansen has been appointed as the new chair of the Compensation Committee.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including but not limited to statements set forth in the attached press release, may constitute forward-looking statements. These forward looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Covisint’s expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see Covisint’s S-1 and other filings made with the Securities and Exchange Commission. Covisint expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits.

99.1     Press Release, dated March 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	March 17, 2014	By:	/s/ MICHAEL A. SOSIN
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel and Secretary